UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2010

Capital Growth Systems, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 S. Wacker, Suite 1650, Chicago, Illinois 60606

 (Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Capital Growth Systems, Inc. (CGSYQ.OB) (the “Company”), together with its wholly owned subsidiaries Global Capacity Direct, LLC, Global Capacity Group, Inc., CentrePath, Inc., FNS 2007, Inc., 20/20 Technologies, Inc., 20/20 Technologies I, LLC, Global Capacity Holdco, LLC, Nexvu Technologies, LLC, Capital Growth Acquisition, Inc. (each a “Debtor” and collectively with the Company, the “Debtors”) are presently subject to Bankruptcy Court proceedings in the U.S. Bankruptcy Court, District of Delaware.  The Debtors have entered into debtor in possession financing with a Tranche A Lender that has funded $3,000,000 of secured financing and with a consortium of Tranche B Lenders (comprised of prior secured lenders to the Debtors) who have advanced $6,250,000 in the aggregate to the Debtors.  In addition, an affiliate of the Tranche B Lenders, Global Acquisition Newco Corp. (“GAC”) was formed for purposes of making a stalking horse bid to purchase the Debtors’ assets.  The Debtors recently advised GAC that the exclusive period for making a stalking horse bid had lapsed and that the Company would be revising its bidding procedures to seek bids from prospective buyers without a stalking horse bidder.

Certain representatives of both the Tranche B Lenders GAC subsequently requested that the Debtors extend the dates for the critical steps toward the sale of the Debtors’ assets.  In response to that request,  the Debtors have agreed to modify the Bidding Procedures to extend the dates for the following events associated with the upcoming auction of the Debtors’ assets:

Date	Event

October 18, 2010	Outside date for submission of bids to become qualified bidders.

October 21, 2010	Auction for assets at Shefsky & Froelich Ltd. in Chicago.

October 28, 2010	Hearing for approval of Auction bidders at Bankruptcy Court.

November 2, 2010	Confirmation hearing at Bankruptcy Court.

Prospective bidders for the Company’s assets are hereby advised of the changes in dates from those previously set in the Bidding Procedures.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2010

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Patrick C. Shutt
Patrick C. Shutt
CEO

3